UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2007 (February 26, 2007)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015-5611

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 28, 2007, Fortune Brands, Inc. (the “Company”) and Mr. Norman H. Wesley, Chairman and Chief Executive Officer of the Company, entered into an amendment of Mr. Wesley’s severance and retirement agreement. The amendment provides that in the event of Mr. Wesley’s termination prior to normal retirement age due to death, disability, termination by the Company for other than cause or by Mr. Wesley for good reason, his compensation at the time of retirement and his service will be deemed to continue for three years (or, if less, until normal retirement age) for purposes of calculating Mr. Wesley’s pension benefit. Prior to this amendment, the agreement provided that Mr. Wesley’s compensation and service would be deemed to continue until his normal retirement age if his employment was terminated due to any of the specified events. Assuming a termination of employment for any of specified reasons, this amendment would result in a smaller pension benefit for Mr. Wesley than what would have been provided under the severance and retirement agreement prior to amendment. A copy of the amendment to Mr. Wesley’s severance and retirement agreement is attached as Exhibit 10.1 and incorporated herein by reference.

In addition, on February 26, 2007, the Company’s Compensation and Stock Option Committee (the “Compensation Committee”) eliminated certain perquisites or personal benefits that the Company previously provided to its elected officers and approved a one-time salary adjustment to compensate for the reduction in benefits. The Compensation Committee eliminated the following perquisites effective March 31, 2007: automobile allowance; financial planning; and annual club dues. The base salary of each of the following executive officers will be adjusted in the following amounts:

Executive Officer	Increase	Resulting Base Salary
Norman H. Wesley	$14,000	$1,250,000
Bruce A. Carbonari	$15,000	$865,000
Craig P. Omtvedt	$17,000	$609,000
Mark A. Roche	$13,000	$505,000
Christopher J. Klein	$13,000	$458,000
Mark Hausberg	$14,500	$357,000

Item 9.01.	Financial Statements and Exhibits.

(d)

10.1	Amendment to Severance and Retirement Agreement between Fortune Brands, Inc. and Norman H. Wesley, dated February 28, 2007, is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: March 1, 2007

Exhibit Index

Exhibit Number	Description
10.1	Amendment to Severance and Retirement Agreement between Fortune Brands, Inc. and Norman H. Wesley, dated February 28, 2007, is filed herewith.